Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Wells Fargo & Company

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A

Fees Previously Paid	Equity	Common Stock, par value $1-2/3 per share	Rule 457(c)	3,750,000(1)	$54.57 (2)	$204,637,500 (2)	0.0001476	$30,204.50

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $1-2/3 per share	415(a)(6)	811,554 (3)		$30,092,422.32 (3)			S-3	333-253886	April 19, 2021	$3,283.08 (3)

	Total Offering Amount					$234,729,922.32 (2)(3)		$30,204.50

	Total Fees Previously Paid							—				$3,283.08

	Total Fee Offsets							$30,204.50

	Net Fee Due							$0

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims	Wells Fargo & Company (4)	S-3	333-236148	January 29, 2020		$3,993.93 (4)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$30,769,876.87 (4)
Fee Offset Sources	Wells Fargo & Company	S-3	333-236148		January 29, 2020 (4)						$3,993.93 (4)
Fee Offset Claims	Wells Fargo & Company and Wells Fargo Finance LLC (5)	S-3	333-239017 and 333-239017-01	June 8, 2020		$26,210.57 (5)	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	$201,930,431.44 (5)
Fee Offset Sources	Wells Fargo & Company and Wells Fargo Finance LLC	S-3	333-239017 and 333-239017-01		June 8, 2020 (5)						$26,210.57 (5)

(1)

Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act of 1933”), this Registration Statement also covers additional securities that may be issued as a result of stock splits, stock dividends, recapitalization or other similar transactions.

(2)

The maximum aggregate offering price reflected in the table above has been estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933. The offering price and registration fee are based on the average of the high ($54.89) and low ($54.24) sales prices of the common stock, as reported on the New York Stock Exchange, on February 27, 2024.

(3)

This Registration Statement also includes 811,554 unsold shares of Wells Fargo & Company common stock with a maximum aggregate offering price of $30,092,422.32 that were previously registered on the Registration Statement on Form S-3, as amended (No. 333-253886) (the “Prior Common Registration Statement”), and any additional shares of Wells Fargo & Company common stock issued with respect thereto by way of a stock split, stock dividend or other similar transactions, pursuant to Rule 415(a)(6) under the Securities Act of 1933 (“Rule 415(a)(6)”). Pursuant to Rule 415(a)(6) under the Securities Act of 1933, the registration fee of $3,283.08 relating to the unsold shares of Wells Fargo & Company common stock will continue to be applied to the unsold securities registered pursuant to this Registration Statement, and no additional registration fee will be paid with respect to the unsold securities. Also pursuant to Rule 415(a)(6), the offering of the unsold securities of Wells Fargo & Company common stock under the Prior Common Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement. As a result, this Registration Statement relates to an aggregate of 4,561,554 shares of Wells Fargo & Company common stock with a total offering amount of $234,729,922.32.

(4)

Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee of $30,204.50 related to 3,750,000 shares of Wells Fargo & Company common stock registered with the initial filing of this Registration Statement on February 28, 2024 was partially offset by the unused registration fee of $3,993.93 (the “Available Registration Fee No. 1”) associated with the unsold securities registered by Wells Fargo & Company under a Registration Statement on Form S-3 (File No. 333-236148), initially filed on January 29, 2020 and amended on February 12, 2020 (the “Prior Registration Statement No. 1”). The Available Registration Fee No. 1 was paid in respect of $30,769,876.87 in unsold securities registered under the Prior Registration Statement No. 1 (fee rate of $129.80 per million). Wells Fargo & Company hereby confirms that the offering of unsold securities pursuant to the Prior Registration Statement No. 1 that are associated with the Available Registration Fee No. 1 has been terminated.

(5)

Pursuant to Rule 457(p) under the Securities Act of 1933, the registration fee was also offset by the unused registration fee of $26,210.57 (the “Available Registration Fee No. 2”) associated with the unsold securities registered by Wells Fargo & Company and Wells Fargo Finance LLC, a wholly-owned finance subsidiary of Wells Fargo & Company, under a Registration Statement on Form S-3 (File Nos. 333-239017 and 333-239017-01), initially filed on June 8, 2020 and amended on July 17, 2020 (the “Prior Registration Statement No. 2”). The Available Registration Fee No. 2 was paid in respect of $201,930,431.44 in unsold securities registered under the Prior Registration Statement No. 2 (fee rate of $129.80 per million). The utilization of the Available Registration Fee No. 1 (See Footnote No. 4 above) and Available Registration Fee No. 2 resulted in zero net registration fees for the initial filing of this Registration Statement on February 28, 2024. Wells Fargo & Company and Wells Fargo Finance LLC hereby confirm that the offering of unsold securities pursuant to the Prior Registration Statement No. 2 that are associated with the Available Registration Fee No. 2 has been terminated.